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WINWIN GAMING, INC.

SECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This Secured Convertible Note and Warrant Purchase Agreement, dated as of April 21, 2006 (this “Agreement”), is entered into by and among WINWIN GAMING, INC., a Delaware corporation (the “Company”), and each of the undersigned purchasers (collectively, the “Purchasers” and individually, a “Purchaser”) listed on the Schedule of Purchasers attached hereto as Exhibit A.

RECITAL

On the terms and subject to the conditions set forth herein, the Purchasers are willing to purchase from the Company, and the Company is willing to sell to the Purchasers, up to an aggregate principal amount of Two Million Dollars ($2,000,000) in Secured Convertible Promissory Notes (collectively, the “Notes”) and warrants (collectively, the “Warrants”) to purchase common stock, par value of $0.01 per share, of the Company (“Common Stock”) at the Closing (as hereinafter defined). The Notes and Warrants shall be issued by the Company in the amounts set forth opposite each Purchaser’s name on the Schedule of Purchasers.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Notes.

1.1 Issuance of Notes. In reliance upon and subject to the representations, warranties and covenants of the parties set forth herein, at the Closing, the Company shall issue, sell and deliver to each Purchaser, and each such Purchaser severally shall purchase from the Company, a Note in the principal amount set forth opposite such Purchaser’s name on the Schedule of Purchasers. Each of the Notes shall be secured by the assets of the Company as described in that certain Security Agreement of even date herewith between the Company and the Purchasers, in substantially the form attached hereto as Exhibit D (the “Security Agreement”). The purchase price for each of the Notes shall be the original principal amount under such Note and shall be payable in immediately available funds within three (3) Business Days of the date hereof. “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York and Las Vegas, Nevada are authorized by law to close.

1.2 Terms and Conditions of the Notes. The terms and conditions of the Notes (including the terms of the conversion thereof) are set forth in the form of Note attached as Exhibit B hereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in Exhibit B attached hereto.

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1.3 Priority.

(a) Payment Priority. At any time that obligations represented by the Notes are presently due and payable, such obligations shall rank senior to all other indebtedness of the Company, except that the notes or other obligations set forth on Schedule 1.3 shall rank senior to the Notes. Any indebtedness of the Company other than as set forth in Schedule 1.3 may not be paid if payments under the Notes are due and owing to the Holders thereof. Any debt incurred by the Company after the execution of this Agreement shall be subordinate to the obligations represented by the Notes in right to payment unless and to the extent that the Purchaser specifically consents in writing to subordination of the Notes to such future indebtedness.

(b) Liquidation Preference. Upon the liquidation of the Company, the holder or holders of the Notes shall have the right to receive payment, in full, prior and in preference to any payment to any other person having a claim to the assets of the Company, other than repayment of the indebtedness set forth on Schedule 1.3, which shall rank senior to the Notes with respect to any liquidation payment.

2. Warrants.

2.1 Issuance of Warrants. In reliance upon and subject to the representations, warranties and covenants of the parties set forth herein, at the Closing, the Company shall issue and deliver to each Purchaser, and each such Purchaser shall severally acquire, a Warrant in the form attached hereto as Exhibit C entitling such Purchaser to purchase shares of Common Stock as determined in the form of Warrant attached hereto as Exhibit C.

2.2 Terms of Warrant. The other terms and conditions of the Warrants are set forth in the form of Warrant attached hereto as Exhibit C hereto.

3. Closing; Delivery.

3.1 Closing. The closing of the purchase and sale of Notes and Warrants hereunder shall take place at the offices of Reed Smith LLP, counsel to the Purchasers, at 599 Lexington Avenue, 29th floor, New York, New York 10022 on April ___, 2006 or at such time and place as the Company and the Purchasers shall mutually determine (the “Closing”).

3.2 Delivery. Subject to the terms of this Agreement, (a) at the Closing, the Company will deliver to each Purchaser (i) a Note in such Purchaser’s name representing the Note acquired by such Purchaser at the Closing, (ii)  a Warrant in such Purchaser’s name representing the Warrant being issued to such Purchaser at the Closing, (iii) an executed copy of the Security Agreement, and (iv) an executed copy of the Investor Rights Agreement (defined below), and (b) at the Closing, each Purchaser will deliver to the Company payment, by check or wire transfer in immediately available funds, for the Note and Warrant being acquired by such Purchaser at the Closing in an amount equal to the total purchase price set forth opposite Purchaser’s name on the Schedule of Purchasers.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers that the statements contained in the following paragraphs of this Section 4 are all true and correct as of the date hereof.

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4.1 Corporate Organization and Authority. The Company:

(a) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of Delaware;

(b) has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and possesses all business licenses, franchises, rights and privileges material to the conduct of its business; and

(c) is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, assets or liabilities of the Company.

4.2 Capitalization. The authorized capital of the Company consists of:

(a) Preferred Stock. Ten Million (10,000,000) shares of preferred stock, $0.01 par value per share, of the Company, none of which shares are issued and outstanding.

(b) Common Stock. Three Hundred Million (300,000,000) shares of Common Stock, of which Sixty-Two Million Four Hundred Forty Thousand Eight Hundred Forty-Six (62,440,846) shares are issued and outstanding. All issued and outstanding shares of Common Stock have been duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and are fully-paid, non-assessable.

(c) The Company has reserved (a) Twenty Million (20,000,000) shares of Common Stock for issuance to the Company’s employees, officers, directors or outside consultants or contractors pursuant to the 2003 Stock Plan of the Company and (b) Eight Million Six Hundred Ninety-One Thousand One Hundred Eighty-One (8,691,181) shares of Common Stock for issuance upon exercise of outstanding warrants. The Company has Six Million Three Hundred Ten Thousand Two Hundred Eighty-Three (6,310,283) shares of Common Stock available for future grant under the 2003 Stock Plan. Except as set forth in Schedule 4.2, there are no outstanding, authorized or legally mandated preemptive rights, options, warrants, purchase rights, calls, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock units or similar rights with respect to the Company or any shares of its capital stock. Except as set forth in Schedule 4.2, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of capital stock of the Company.

4.3 Subsidiaries. Except as set forth in Schedule 4.3, the Company does not presently own, have any investment in, or control, directly or indirectly, any corporation, limited liability company, limited partnership or other business entity. Except as set forth in Schedule 4.3, the Company is not a participant in any joint venture or general partnership.

4.4 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement, the Security Agreement, the Investor Rights Agreement (as defined below), and any other agreement or document to be delivered in connection herewith or therewith, and for the issuance and delivery of the Notes and the Warrants and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants has been taken, and this Agreement constitutes, and the Notes and Warrants, when issued in accordance with the terms hereof will constitute, valid and legally binding obligations of the Company enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and rules of law concerning equitable remedies.

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4.5 Brokers and Finders. The Company has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

4.6 Litigation. Except as set forth in Schedule 4.6, there is no action, suit, proceeding or, to the Company’s knowledge, investigation pending or threatened against the Company that challenges the validity of this Agreement or any other agreement or document to be delivered in connection herewith or the right of the Company to enter into this Agreement or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, nor is the Company aware of any basis for the foregoing.

4.7 Financial Information. All financial information, tax returns, and other documents and information delivered or shown to Purchasers and listed in Schedule 4.7 are accurate and complete and the information therein accurately reflects the operations and results of the business of the Company for the applicable periods shown. The Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2005 (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the financial statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

4.8 Taxes. All known business, income, sales, use, withholding, social security, state disability, unemployment insurance or similar tax liabilities of the Company and the business of the Company have been fully satisfied or provided for, and there are no audits pending by, or disputes with, any tax authority with respect to such items.

4.9 Intellectual Property. The Company owns, or has rights to use, all patents, patent applications, trademarks, trademark applications, services marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with its business, and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth in Schedule 4.9, all such Intellectual Property Rights are enforceable and, to the Company’s knowledge, there is no existing infringement by another person or entity of any of the Intellectual Property Rights.

4.10 Offering. Assuming the accuracy of the representations and warranties of the Purchasers in Section 5 below, the offer, issuance and sale of the Notes and Warrants are and will be, and the issuance of Common Stock upon conversion of the Notes and exercise of the Warrants will be, exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

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4.11 Guaranties. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any indebtedness of any other Person. “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

4.12 Preemptive Rights. Except as set forth in Schedule 4.12, no investor in the Company, existing as of the date of this Agreement has, or is expected to have, any preemptive right as to any future issuance of securities of any kind by the Company.

4.13 Accuracy of Representations. None of the representations made by the Company herein, and in any of the documents to be delivered in connection herewith, shall contain any untrue statement of a material fact or omit or, as of the Closing, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

5. Representations and Warranties by the Purchasers. Each Purchaser represents and warrants to the Company as of the time of issuance of the Notes and Warrants as follows:

5.1 Investment Intent The Notes, Warrants and the securities issuable upon conversion of the Notes and exercise of the Warrants (collectively, the “Underlying Securities; the Underlying Securities, the Notes and the Warrants are collectively referred to herein as the “Securities”) will be acquired for each Purchaser’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, or any applicable state securities laws.

5.2 Securities Not Registered. Each Purchaser understands that none of the Securities has been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, that the Company has no present intention of registering any of the Securities, that the Securities must be held by such Purchaser indefinitely, and that such Purchaser must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. Each Purchaser further understands that the Securities have not been qualified under applicable state securities laws by reason of their issuance in a transaction exempt from the qualification requirements of applicable state securities laws, which exemption depends upon, among other things, the bona fide nature of such Purchaser’s investment intent expressed above.

5.3 Full Disclosure. Each Purchaser and its representatives has been given all such information as has been requested in order to evaluate the merits and risks of the prospective investment contemplated herein. Notwithstanding the foregoing, such due diligence investigation shall not limit the representations and warranties made by the Company in Section 4 hereof.

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5.4 Accredited Investor. Each Purchaser: (i) is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act or has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Purchaser’s prospective investment in the Securities; (ii) has the ability to bear the economic risks of such Purchaser’s prospective investment, including a complete loss of such Purchaser’s investment in the Securities; and (iii) has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

5.5 Authority. Each Purchaser has the full right, power and authority to enter into and perform such Purchaser’s obligations under this Agreement, and this Agreement constitutes a valid and binding obligation of such Purchaser enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors rights and rules or laws concerning equitable remedies. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of such Purchaser is required in connection with the valid execution and delivery of this Agreement.

5.6 No Transfer. Each Purchaser understands that if the Company does not (i) register its Common Stock with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) become subject to Section 15(d) of the Exchange Act, (iii) supply information pursuant to Rule 15c2-11 thereunder, or (iv) have a registration statement covering the Securities (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act covering the Securities) under the Securities Act in effect when such Purchaser desires to sell the Securities, such Purchaser may be required to hold the Securities for an indeterminate period. Each Purchaser also understands that any sale of the Securities that might be made by such Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

6. Covenants of the Company.

6.1 Affirmative Covenants of the Company. So long as any principal amount or accrued interest under the Notes is outstanding, the Company shall deliver to each of the Purchasers: (a) audited annual financial statements within ninety (90) days after the end of each fiscal year, beginning with the 2006 fiscal year; and (ii) unaudited quarterly financial statements within forty five (45) days of the end of each fiscal quarter.

6.2 Negative Covenants of the Company. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, as long as any of the Notes are outstanding, it will comply with and observe the following covenants and provisions, and will not, without the prior written consent of the Holders constituting a majority of the outstanding principal amount of the Notes:

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(a) Indebtedness. Authorize, create, incur, assume or suffer to exist any indebtedness, except for:

(i)	the Notes;

(ii)	indebtedness set forth in Section 1.3; and

(iii)	indebtedness that is subordinate to the Notes.

(b) Mergers, Sale of Assets, etc. Merge or consolidate with, or sell, assign or otherwise dispose of or part with the control of (whether in one transaction or in a series of transactions) substantially all of its assets (whether now owned or hereafter acquired) to, any Person, except for currently existing arrangements with Pay By Touch and arrangements with Pay By Touch that are contemplated by existing agreements with Pay By Touch and except that the Company may merge any Person into it or otherwise acquire such Person as long as the Company is the surviving entity, such merger or acquisition does not result in the violation of any of the provisions of this Agreement and no such violation exists at the time of such merger or acquisition or immediately thereafter, and provided that such merger or acquisition does not result in the transfer of fifty percent (50%) or more of the outstanding securities of the Company.

(c) Repurchase; Redemption. Effect any repurchase or redemption of any equity securities of the Company; except pursuant to currently existing arrangements with Pay By Touch and arrangements with Pay By Touch that are contemplated by existing agreements with Pay By Touch set forth in Schedule 6.2(c).

7. Redemption by the Company. At any time prior to the Maturity Date (as defined in the Notes), the Company may choose to redeem the Notes by payment of the Disposition Payment (as defined below), provided, however, that the Company shall give ten (10) days prior written notice to each Purchaser of such intention to redeem the Notes; and further provided that during such 10-day period, in lieu of such redemption, each Purchaser may elect to convert all principal and interest then outstanding under the Notes into Common Stock or any other equity securities of the Company, in accordance with the conversion provisions set forth in the Notes.  The “Disposition Payment” shall be equal to the outstanding principal balance of each Note and all accrued but unpaid interest.

8. Investor Rights Agreement. The Company shall grant the holder(s) of the Notes and Warrants all the rights of a “Holder” under the Investor Rights Agreement of even date herewith by and among the Company and the Purchasers, in substantially the form attached hereto as Exhibit E (the “Investor Rights Agreement”), including, without limitation, the registration rights contained therein.

9. Miscellaneous.

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9.1 Legal Expenses. Each party will bear its own legal and other fees and expenses in connection with the transactions contemplated in this Agreement; except that the Company shall pay up to $50,000 of the legal fees incurred by counsel to the Purchasers.

9.2 Waivers and Amendments. Any provision of this Agreement and the Notes may be amended, waived or modified upon the written consent of the Company and the Purchasers holding a majority in interest of the then-outstanding principal amount of the Notes.

9.3 Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

9.4 Choice of Venue; Waiver of Right to Jury.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE DEEMED MADE, EXECUTED, PERFORMED AND CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 9.6 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PARTY UNDER THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

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(b) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

9.5 Entire Agreement. This Agreement together with the Notes, the Warrants, the Security Agreement, and the Investor Rights Agreement, in substantially the forms attached hereto as Exhibit B, Exhibit C, Exhibit D, and Exhibit E, respectively, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

9.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to a Purchaser, at the address or facsimile number of the Purchaser set forth on such Purchaser’s signature page to this Agreement, or at such other address or number as the Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at 8687 West Sahara, Suite 201, Las Vegas, Nevada 89117, or at such other address or number as the Company shall have furnished to the Purchaser in writing.

9.7 Validity. If any provision of this Agreement, the Notes or the Warrants shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Secured Convertible Note and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY: WINWIN GAMING, INC.
a Delaware corporation

By:	/s/ Patrick Rogers
Name: Patrick Rogers
Title: President & Chief Executive Officer

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[SIGNATURE PAGE TO SECURED CONVERTIBLE NOTE
AND WARRANT PURCHASE AGREEMENT]

PURCHASERS:

By:	/s/ Michael Clofine

Print Name:	Calico Capital Group

Address:	280 Park Avenue 5th Floor Bast. New York, NY 10017

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[SIGNATURE PAGE TO SECURED CONVERTIBLE NOTE
AND WARRANT PURCHASE AGREEMENT]

PURCHASERS:

By:	/s/ Trevor Colby

Print Name:	Trevor Colby

Address:	1512 Montana Avenue Santa Monica, CA 90403

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[SIGNATURE PAGE TO SECURED CONVERTIBLE NOTE
AND WARRANT PURCHASE AGREEMENT]

PURCHASERS:

By:	/s/ Stephen Rasch

Print Name:	Patriot Capital Limited

Address:	12/E Novel Industrial Building 850-870 Lai Chi Kok Road Cheung Sha Wan, Kowloon Hong Kong

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[SIGNATURE PAGE TO SECURED CONVERTIBLE NOTE
AND WARRANT PURCHASE AGREEMENT]

PURCHASERS:

By:	/s/ Mark Tunnery

Print Name:	MLA Capital, Inc.

Address:	11111 Santa Monica Blvd. Suite 1122 Los Angeles, CA 90025

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[SIGNATURE PAGE TO SECURED CONVERTIBLE NOTE
AND WARRANT PURCHASE AGREEMENT]

PURCHASERS:

By:	/s/ N.J. Fiore

Print Name:	Ridgewood Ltd.

Address:	763 Oppen Road Ridgewood, NJ 07450

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Schedule 1.3

Schedule of Senior Debt

Name	Amount
Pay By Touch	$2,500,000